497 1 d497.htm SUPPLEMENT TO THE STATEMENT OF
ADDITIONAL INFORMATION
SUPPLEMENT DATED SEPTEMBER 21, 2005
TO THE
STATEMENT OF ADDITIONAL INFORMATION
OF THE
FUNDS INDICATED BELOW

  The following information supplements certain disclosure in each of the Statements of Additional Information for the Funds listed below.

Recent Developments

  The Funds have received information from Citigroup Asset Management ("CAM") concerning Smith Barney Fund
Management LLC ("SBFM") and Salomon Brothers Asset
Management Inc ("SBAM"), investment advisory companies that are a part of CAM. The Funds receive investment advisory and administrative services from SBAM or SBFM, as the case may be. The information received from CAM is as follows:

  On September 16, 2005, the staff of the Securities and Exchange Commission (the "Commission") informed SBFM and SBAM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the Commission and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

  SBFM and SBAM are cooperating with the Commission.
Although there can be no assurance, SBFM and SBAM believe that these matters are not likely to have a material adverse effect on the Funds or their ability to perform their respective investment advisory services relating to the Funds.

  The Commission staff's recent notification will not affect the sale by Citigroup Inc. of substantially all of CAM's worldwide business to Legg Mason, Inc., which Citigroup continues to expect will occur in the fourth quarter of this year.


CitiFunds Trust I
Smith Barney Emerging Markets Equity Fund	January 4, 2005
SB Adjustable Rate Income Fund	  	     	September 28, 2004
Smith Barney Aggressive Growth Fund Inc.	December 29, 2004
Smith Barney Allocation Series Inc.	  	May 31, 2005
Balanced Portfolio
Conservative Portfolio
Growth Portfolio
High Growth Portfolio
Income Portfolio
Select Balanced Portfolio	  		April 29, 2005
Select Growth Portfolio	  			April 29, 2005
Select High Growth Portfolio	  		April 29, 2005
Smith Barney Appreciation Fund Inc.	  	April 30, 2005
Smith Barney Arizona Municipals Fund Inc.	September 28, 2004
Smith Barney California Municipals Fund Inc.	June 28, 2005
Smith Barney Core Plus Bond Fund Inc.	  	March 18, 2005
Smith Barney Equity Funds	  		May 31, 2005
Smith Barney Social Awareness Fund
Smith Barney Fundamental Value Fund Inc.	January 28, 2005
Smith Barney Funds, Inc.
Smith Barney Large Cap Value Fund	  	April 29, 2005
Smith Barney Short Term Investment Grade Bond Fund
April 29, 2005
Smith Barney U.S. Government Securities Fund	April 29, 2005
Smith Barney Income Funds
Smith Barney Dividend and Income Fund	  	November 26, 2004
SB Convertible Fund	  			November 26, 2004
Smith Barney Diversified Strategic Income Fund
November 26, 2004
Smith Barney Exchange Reserve Fund	  	November 26, 2004
Smith Barney High Income Fund	  		November 26, 2004
Smith Barney Municipal High Income Fund	  	November 26, 2004
SB Capital and Income Fund	  		April 29, 2005
Smith Barney Total Return Bond Fund	  	November 26, 2004
________________________________________

Smith Barney Institutional Cash Management Fund Inc.
September 28, 2004
Cash Portfolio
Government Portfolio
Municipal Portfolio
Smith Barney Investment Funds Inc.
Smith Barney Government Securities Fund	  	April 29, 2005
Smith Barney Hansberger Global Value Fund	August 29, 2005
Smith Barney Investment Grade Bond Fund	  	April 29, 2005
Smith Barney Multiple Discipline Funds
All Cap Growth and Value Fund  			August 29, 2005
Smith Barney Multiple Discipline Funds
Balanced All Cap Growth and Value Fund	  	August 29, 2005
Smith Barney Multiple Discipline Funds
Global All Cap Growth and Value Fund	  	August 29, 2005
Smith Barney Multiple Discipline Funds
Large Cap Growth and Value Fund	  		August 29, 2005
Smith Barney Multiple Discipline Funds
All Cap and International Fund	  		August 29, 2005
Smith Barney Real Return Strategy Fund	  	November 8, 2004
Smith Barney Small Cap Value Fund	  	January 28, 2005
Smith Barney Small Cap Growth Fund	  	January 28, 2005
Smith Barney Investment Series
SB Growth and Income Fund	  		February 25, 2005
Smith Barney International Fund	  		February 25, 2005
Smith Barney Dividend Strategy Fund	  	February 25, 2005
Smith Barney Premier Selections All Cap Growth Portfolio
February 25, 2005
Smith Barney Growth and Income Portfolio	February 25, 2005
SB Government Portfolio	  			February 25, 2005
________________________________________

Smith Barney Dividend Strategy Portfolio	February 25, 2005
Smith Barney Investment Trust
Smith Barney Intermediate Maturity California Municipals Fund
March 28, 2005
Smith Barney Intermediate Maturity New York Municipals Fund
March 28, 2005
Smith Barney Large Capitalization Growth Fund	March 28, 2005
Smith Barney Mid Cap Core Fund	  		March 28, 2005
Smith Barney Classic Values Fund	  	March 28, 2005
Smith Barney S&P 500 Index Fund	  		April 30, 2005
Smith Barney Managed Municipals Fund Inc.	June 28, 2005
Smith Barney Massachusetts Municipals Fund	March 29, 2005
Smith Barney Money Funds, Inc.	  		April 29, 2005
Cash Portfolio
Government Portfolio
Smith Barney Muni Funds
California Money Market Portfolio	  	July 29, 2005
Florida Portfolio	  			July 29, 2005
Georgia Portfolio	  			July 29, 2005
Limited Term Portfolio	  			July 29, 2005
Massachusetts Money Market Portfolio	  	July 29, 2005
National Portfolio	  			July 29, 2005
New York Money Market Portfolio	  		July 29, 2005
New York Portfolio	  			July 29, 2005
Pennsylvania Portfolio	  			July 29, 2005
Smith Barney Municipal Money Market Fund Inc.	July 29, 2005
Smith Barney New Jersey Municipals Fund Inc.	July 29, 2005
Smith Barney Oregon Municipals Fund	  	August 28, 2005
Smith Barney Sector Series Inc.	  		February 25, 2005
Smith Barney Financial Services Fund
Smith Barney Health Sciences Fund
Smith Barney Technology Fund
Smith Barney Small Cap Core Fund, Inc.	  	April 29, 2005
________________________________________

Smith Barney Trust II
Smith Barney Diversified Large Cap Growth Fund	February 25, 2005
Smith Barney International Large Cap Fund	April 29, 2005
Smith Barney Small Cap Growth Opportunities Fund
February 25, 2005
Smith Barney Capital Preservation Fund	  	February 25, 2005
Smith Barney Capital Preservation Fund II	February 25, 2005
Smith Barney Short Duration Municipal Income Fund
February 25, 2005
Smith Barney World Funds, Inc.
Smith Barney Inflation Management Fund	  	February 25, 2005
International All Cap Growth Portfolio	  	February 25, 2005
Greenwich Street Series Fund
Appreciation Portfolio
April 30, 2005 as revised September 19, 2005
Capital and Income Portfoli
April 30, 2005 as revised September 19, 2005
Diversified Strategic Income Portfolio
April 30, 2005 as revised September 19, 2005
Salomon Brothers Variable Growth & Income Fund
April 30, 2005 as revised September 19, 2005
Equity Index Portfolio
April 30, 2005 as revised September 19, 2005
Salomon Brothers Variable Aggressive Growth Fund
April 30, 2005 as revised September 19, 2005
Fundamental Value Portfolio
April 30, 2005 as revised September 19, 2005
Travelers Series Fund Inc.
SB Adjustable Rate Income Portfolio	  	February 28, 2005
Smith Barney Aggressive Growth Portfolio	February 28, 2005
Smith Barney High Income Portfolio	  	February 28, 2005
Smith Barney International All Cap Growth Portfolio
February 28, 2005
Smith Barney Large Capitalization Growth Portfolio
February 28, 2005
________________________________________

Smith Barney Mid Cap Core Portfolio	  	February 28, 2005
Smith Barney Money Market Portfolio	  	February 28, 2005
Social Awareness Stock Portfolio	  	June 2, 2005
Smith Barney Large Cap Value Portfolio	  	February 28, 2005
Smith Barney Multiple Discipline Trust
Multiple Discipline Portfolio
All Cap Growth and Value	  		April 29, 2005
Multiple Discipline Portfolio
Large Cap Growth and Value	  		April 29, 2005
Multiple Discipline Portfolio
Global All Cap Growth and Value	  		April 29, 2005
Multiple Discipline Portfolio
Balanced All Cap Growth And Value	  	April 29, 2005
Consulting Group Capital Markets Funds
Government Money Investments	  		December 29, 2004
Municipal Bond Investments	  		December 29, 2004
Large Capitalization Value Equity Investments	December 29, 2004
Large Capitalization Growth Investments	  	December 29, 2004
Small Capitalization Value Equity Investments	December 29, 2004
Small Capitalization Growth Investments	  	December 29, 2004
International Equity Investments	  	December 29, 2004
International Fixed Income Investments	  	December 29, 2004
Emerging Markets Equity Investments	  	December 29, 2004
High Yield Investments	  			December 29, 2004
Core Fixed Income Investments	  		December 29, 2004
Variable Annuity Portfolios
Smith Barney Small Cap Growth Opportunities Portfolio
April 29, 2005

FD